Exhibit 99.1

Investor Contact: Robert Jaffe rjaffe@rjaffeco.com 424.288.4098

NANTHEALTH REPORTS 76% INCREASE IN TOTAL Q3 NET REVENUE 2016 VS 2015, GROSS PROFIT TRIPLES

RAPID ADOPTION OF GPS CANCER WITH MORE THAN 100% INCREASE IN THE NUMBER OF ONCOLOGISTS ORDERING THE TEST FROM SECOND TO THIRD QUARTER

•	Number of Oncologists Ordering GPS Cancer Increased from 85 in Q2 to 181 in Q3, Representing Patients from over 25 Different Health Plans, with 524 GPS Cancer Tests Ordered in Q3

•
With Seven Payer Contracts Executed and Upon Completion of the GPS Pilot Trial with Horizon Blue Cross Blue Shield New Jersey, the Number of Covered Cancer Lives Will Increase from 200,000 in Q2 to 320,000

•	Number 2 Market Share in Connected Care with 22,579 Device Connects Licenses Sold to Date with 18 EMRs Integrated Across 296 provider client sites

•	Acceleration of Payer Provider Engagement Engine with Increased Utilization of NaviNet Open from 60% of Physicians’ Offices in Q2 to 72% in Q3, Representing 647,000 Providers

Culver City, Calif. - November 7, 2016 - NantHealth, Inc. (NASDAQ-GS: NH), a next-generation, evidence-based, personalized healthcare company, today reported financial results for its third quarter ended September 30, 2016.

For the 2016 third quarter, total net revenue increased 76% to $25.4 million from $14.4 million in last year’s third quarter. Gross profit more than tripled to $8.1 million, from $2.3 million, for the 2015 third quarter. Selling, general and administrative (SG&A) expenses were $24.7 million compared with $18.1 million for the prior year third quarter. Research and development (R&D) expenses increased to $13.9 million from $7.0 million in the comparable quarter of last year.

Net loss for the 2016 third quarter was $36.9 million, or $0.30 per share, compared with $23.0 million, or $0.24 per share, for the 2015 third quarter. Financial results for the 2016 third quarter included approximately $5.5 million of intangible amortization and $5.2 million in non-cash, stock-based compensation expense, equal to $0.10 per share. On a non-GAAP basis, for the 2016 third quarter, adjusted net loss was $22.4 million, or $0.18 per share, compared with $18.2 million, or $0.17 per share, in the prior year third quarter.

“The significant increase of total net revenue was primarily driven by a 252% increase in SaaS revenue,” said Patrick Soon-Shiong, M.D., chief executive officer and chairman of NantHealth. “We continue to make great strides in healthcare interoperability and connectivity. With regard to our GPS Cancer Test, education in the oncology community is progressing rapidly. As the oncologists begin to understand that this test better informs them and their patients as to the biology of the cancer and which drugs may or may not be effective based on the genomics and proteomics signature, adoption is progressing as evidenced by the over 100% increase in number of oncologists ordering the test. We are gratified to experience this response since we believe the test is as important to guide the physician as to which drugs not to administer as well as which agents may show sensitivity. The opportunity to have this information on hand before treatment begins is having an impact on physicians’ acceptance of the value that this test can bring to cancer care. The challenge and opportunity remains, our need to continue this educational process both with provider and payer. We have ramped up our efforts to educate oncologists in target markets, secured new payer coverage and streamlined IT implementations.”

GPS Cancer - Highlights

•
Number of covered cancer lives: at September 30, 2016 the number of patients with cancer covered by a payer for GPS testing was approximately 200,000. Subsequent to the end of the quarter, the company reported a coverage agreement with Horizon BCBS for a pilot study.

•
Number of GPS Cancer payers: at September 30, 2016 the number of payers covering GPS Cancer was seven, representing 200,000 covered cancer lives. Discussions are in progress with 17 payers, increasing from 13 in Q2. GPS Cancer Coverage

•	Number of international GPS Cancer payers: Subsequent to the end of the third quarter, the company added an additional international reseller bringing the total of international resellers to two.

•	Number of GPS Cancer Tests: 524 ordered in Q3.

NantOS - Highlights
During the third quarter:

•	The company completed 40 go-live projects across NantOS and device connects

•	Four go-live projects completed on the NaviNet Open platform

•	First client go-live on NaviNet Document Exchange

•	Increased renewed or expanded contractual commitment from 25 to 35 current clients

Other Corporate Highlights

•
In October, we announced that Horizon Blue Cross Blue Shield of New Jersey (BCBSNJ) will cover the GPS Cancer test for its members enrolled in a pilot study across leading health systems in the mid-Atlantic. These institutions include the Hospital of University of Pennsylvania (HUP), Cancer Institute of New Jersey, Hackensack Medical Center, Meridian Hospital and Regional Cancer Care Associates LLC (RCCA), who will also utilize COTA, Inc.’s analytics solution to monitor and track differences in clinical outcomes and cost-analysis throughout these investigational efforts.

•
In September, we entered into an agreement with Children’s Hospital of Orange County (CHOC). CHOC, through its Hyundai Cancer Institute, to utilize GPS Cancer - the leading molecular test for personalized medicine, to generate, analyze and annotate the molecular profile characteristics of children, adolescents and young adults with rare, recurrent, or refractory tumors.

•
In September, Phoenix Children’s Hospital, one of the leading children’s hospitals nationwide and founding member of the Cancer MoonShot 2020 Pediatrics Consortium, entered into a commercial licensing agreement for NantHealth’s suite of precision medicine and healthcare IT solutions. These include GPS Cancer™, the eviti® oncology decision support platform and NantHealth’s patient engagement, care coordination and analytics solutions built on NantOS™, the industry’s leading cloud-based, healthcare platform.

•
In August, we entered into a commercial license agreement with Sanford Health, one of the largest health systems in the nation for the use of eviti®, the evidence-based treatment intelligence and web-based oncology decision support platform.

Conference Call Information and Forward-Looking Statements
Later today, the company will host a conference call at 3 p.m. PT (6 p.m. ET) to review its results of operations for the third quarter ended September 30, 2016. The conference call will be available to interested parties by dialing 844-309-3709 from the U.S. or Canada, or 281-962-4864 from international locations, passcode 9368277. The call will be broadcast via the Internet at www.nanthealth.com. Listeners are encouraged to visit the website at least 10 minutes prior to the start of the scheduled presentation to register, download and install any necessary audio software. A playback of the call will be archived and accessible on the same website for at least three months.

Discussion during the conference call may include forward-looking statements regarding such topics as, but not limited to, the company’s financial status and performance, regulatory and operational developments, and any comments the company may make about its future plans or prospects in response to questions from participants on the conference call.

Use of Non-GAAP Financial Measures
This news release contains references to Non-GAAP financial measures, including adjusted net loss and adjusted net loss per share, which are financial measures that are not prepared in conformity with United States generally accepted accounting principles (U.S. GAAP). The Company’s management believes that the presentation of Non-GAAP financial measures provides useful supplementary information regarding operational performance, because it enhances an investor’s overall understanding of the financial results for the Company’s core business. Additionally, it provides a basis for the comparison of the financial results for the Company’s core business between current, past and future periods. Other companies may define these measures in different ways. Non-GAAP financial measures should be considered only as a supplement to, and not as a substitute for or as a superior measure to, financial measures prepared in accordance with U.S. GAAP. Non-GAAP per share numbers are calculated based on one class of common stock and do not incorporate the effects, if any, of using the two-class method.

About NantHealth
NantHealth is a transformational healthcare IT company converging science and technology through a single integrated clinical platform, to provide actionable health information at the point of care, in the time of need, anywhere, anytime. NantHealth works to transform clinical delivery with actionable clinical intelligence at the moment of decision, enabling clinical discovery through real-time machine learning systems. The company’s technology empowers physicians, patients, payers and researchers to transcend genomics into the world of proteomics and the traditional barriers of today’s healthcare system. By converging molecular science, computer science and big data technology the Nant Service Oriented Operating System (NantOS) platform empowers physicians, patients and payers to coordinate best care, monitor outcomes and control cost in real time. This is the first operating system of its kind in healthcare that is based on supply chain principles and grid service oriented architecture and integrates the knowledge base with the delivery system and the payment system, enabling 21st century coordinated care at a lower cost. For more information please visit www.nanthealth.com and follow Dr. Soon-Shiong on Twitter @solvehealthcare.

About GPS Cancer™
GPS Cancer™ is a unique, comprehensive test available through NantHealth. GPS Coverage
GPS Cancer integrates whole genome (DNA) sequencing, whole transcriptome (RNA) sequencing, and quantitative proteomics through mass spectrometry, providing oncologists with a comprehensive molecular profile of a patient’s cancer to inform personalized treatment strategies. GPS Cancer testing is conducted in CLIA-certified and CAP-accredited laboratories, and is a key enabler for Cancer MoonShot 2020, the world’s most comprehensive cancer collaborative initiative seeking to accelerate the potential of combination immunotherapy as the next generation standard of care in cancer patients. For more information, visit www.gpscancer.com and www.cancermoonshot2020.org.

This news release contains certain statements of a forward-looking nature relating to future events or future business performance. Forward-looking statements can be identified by the words “expects,” “anticipates,” “believes,” “intends,” “estimates,” “plans,” “will,” “outlook” and similar expressions. Forward-looking statements are based on management’s current plans, estimates, assumptions and projections, and speak only as of the date they are made. We undertake no obligation to update any forward-looking statement in light of new information or future events, except as otherwise required by law. Forward-looking statements involve inherent risks and uncertainties, most of which are difficult to predict and are generally beyond our control. Actual results or outcomes may differ materially from those implied by the forward-looking statements as a result of the impact of a number of factors, many of which are discussed in more detail in our reports filed with the Securities and Exchange Commission.

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FINANCIAL TABLES FOLLOW

NANTHEALTH, INC.
CONDENSED CONSOLIDATED AND COMBINED BALANCE SHEETS
(In thousands, except share and per share amounts)

	September 30, 2016	December 31, 2015
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$75,801	$5,989
Marketable securities	—	1,243
Accounts receivable, net	12,928	11,472
Inventories	1,802	2,146
Deferred implementation costs	4,539	2,224
Related party receivables, net	882	1,245
Prepaid expenses and other current assets	5,803	8,707
Total current assets	101,755	33,026
Property, plant, and equipment, net	29,412	13,899
Deferred implementation costs, net of current	7,109	1,930
Goodwill	132,729	56,718
Intangible assets, net	124,645	54,971
Investment in related party	240,297	248,191
Related party receivable, net of current	1,987	1,300
Other assets	2,277	1,918
Total assets	$640,211	$411,953

Liabilities and Stockholders' / Members' Equity
Current liabilities
Accounts payable	$6,540	$6,447
Accrued expenses	23,027	15,967
Deferred revenue	17,180	10,656
Related party payables, net	7,530	10,166
Total current liabilities	54,277	43,236
Deferred revenue, net of current	16,750	17,312
Related party interest payable	4,171	—
Related party promissory note	112,666	—
Other liabilities	1,208	358
Total liabilities	189,072	60,906

Redeemable Series F units: 53,580,996 units issued and outstanding at December 31, 2015	—	166,042

Stockholders' / members' equity
Members' equity, 541,228,171 units issued and outstanding at December 31, 2015	—	476,263
Common stock, $0.0001 par value per share, 750,000,000 shares authorized; 121,236,673 shares issued and outstanding at September 30, 2016	12	—
Additional paid-in capital	865,889	—
Accumulated deficit	(415,322)	(291,171)
Accumulated other comprehensive income (loss)	560	(87)
Total stockholders' / members' equity	451,139	185,005
Total liabilities and stockholders' / members' equity	$640,211	$411,953

NANTHEALTH, INC.
CONDENSED CONSOLIDATED AND COMBINED STATEMENTS OF OPERATIONS (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016		2015

Total Net Revenue	$25,357	$14,405	$76,298		$37,899

Total Cost of Revenue	17,236	12,091	52,514		23,956
Gross profit	8,121	2,314	23,784		13,943

Operating Expenses:
Selling, general and administrative	24,715	18,147	99,336		52,386
Research and development	13,855	7,027	48,871		16,677
Amortization of software license and acquisition-related assets	1,814	760	5,442		782
Total operating expenses	40,384	25,934	153,649		69,845
Loss from operations	(32,263)	(23,620)	(129,865)		(55,902)
Interest income (expense), net	(1,415)	1	(4,671)		(627)
Other income (expense), net	(336)	662	(75)		2,517
Loss from related party equity method investment	(2,604)	—	(7,893)		(145)
Loss before income taxes	(36,618)	(22,957)	(142,504)		(54,157)
Provision for (benefit from) income taxes	256	1	(18,353)		2
Net loss	$(36,874)	$(22,958)	$(124,151)		$(54,159)

Net loss per share (1):
Basic and diluted - common stock	$(0.30)	$(0.24)	$(1.19)	(2)	$(0.62)
Basic and diluted - redeemable common stock	N/A	N/A	$0.74		N/A

Weighted average shares outstanding (1):
Basic and diluted - common stock	121,245,440	95,906,797	108,359,973		86,696,282
Basic and diluted - redeemable common stock	N/A	N/A	6,686,653		N/A
Footnote:

1)
The net loss per share and weighted-average shares outstanding have been computed to give effect to the LLC Conversion that occurred on June 1, 2016, prior to the Company’s initial public offering ("IPO"). In conjunction with the LLC Conversion, (a) all of the Company’s outstanding units automatically converted into shares of common stock, based on the relative rights of the Company's pre-IPO equityholders as set forth in the Company's limited liability company agreement and (b) the Company adopted and filed a certificate of incorporation with the Secretary of State of the state of Delaware and adopted bylaws. The Company adopted and filed an amendment to its certificate of incorporation with the Secretary of State of the state of Delaware to effect a 1-for-5.5 reverse stock split of its common stock on June 1, 2016.

2)
The net loss per share for the common stock for the nine months ended September 30, 2016 reflects $4,958 in accretion value allocated to the redeemable common stock. The redeemable common stock contained a put right, which expired unexercised on June 20, 2016. As a result of and as of that date, the shares were no longer redeemable and were included in common stock.

NANTHEALTH, INC.
SUPPLEMENTAL REVENUE SCHEDULE
(In thousands)
(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Revenue:
Software and hardware	$2,391	$4,493	$7,214	$12,196
Software–as-a-service	14,603	4,143	43,485	11,361
Total software-related revenue	16,994	8,636	50,699	23,557
Maintenance	3,204	2,897	10,854	7,937
Sequencing and molecular analysis	77	75	122	75
Other services	5,082	2,797	14,623	6,330
Total net revenue	$25,357	$14,405	$76,298	$37,899
Cost of Revenue:
Software and hardware	$764	$74	$1,438	$(297)
Software-as-a-service	4,930	1,670	18,667	5,460
Total software-related cost of revenue	5,694	1,744	20,105	5,163
Maintenance	702	694	1,975	906
Sequencing and molecular analysis	570	39	929	39
Other services	6,564	6,725	17,621	10,402
Amortization of developed technologies	3,706	2,889	11,884	7,446
Total cost of revenue	$17,236	$12,091	$52,514	$23,956

NANTHEALTH, INC.
RECONCILIATION OF GAAP REPORTED TO NON-GAAP ADJUSTED INFORMATION (UNAUDITED)
(In thousands, except share and per share amounts)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Loss before Income taxes	$(36,618)	$(22,957)	$(142,504)	$(54,157)
Adjustments to loss before income taxes:
Loss from related party equity method investment	2,604	—	7,893	145
Stock-based compensation expense	5,192	319	48,982	1,350
Corporate restructuring	401	778	2,546	1,764
Acquisition related compensation expense	—	—	4,814	—
Sales incentive	567	—	2,027	—
Intangible amortization	5,520	3,649	17,326	8,228
Total adjustments to GAAP loss before provision for income taxes	14,284	4,746	83,588	11,487
Provision from income taxes	93	1	398	2
Net Loss - Non-GAAP	$(22,427)	$(18,212)	$(59,314)	$(42,672)

Shares outstanding	121,245,440	95,906,797	108,359,973	86,696,282
Series F redeemable stock	—	10,714,285	6,686,653	10,714,285
Shares Outstanding - Non-GAAP	121,245,440	106,621,082	115,046,626	97,410,567

Net loss per share - Non-GAAP	$(0.18)	$(0.17)	$(0.52)	$(0.44)

Reconciliation of Net Loss per Common Share to Non-GAAP Net Loss per Common Share (Unaudited):

	Three Months Ended September 30,		Nine Months Ended September 30,
	2016	2015	2016	2015
Net loss per common share - GAAP	$(0.30)	$(0.24)	$(1.19)	$(0.62)
Adjustments to GAAP net loss per common share:
Loss from related party equity method investment	0.02	—	0.07	—
Stock-based compensation expense	0.04	—	0.45	0.02
Corporate restructuring	—	0.01	0.02	0.02
Acquisition related compensation expense	—	—	0.04	—
Sales incentive	—	—	0.02	—
Intangible amortization	0.06	0.04	0.16	0.09
Income taxes	—	—	(0.17)	—
Accretion to redemption value of Series F/redeemable common stock	—	—	0.05	—
Dilution from Series F/redeemable common stock	—	0.02	0.03	0.05
Total adjustments to GAAP net loss per common share	0.12	0.07	0.67	0.18
Net loss per share - Non-GAAP	$(0.18)	$(0.17)	$(0.52)	$(0.44)

1) The net loss per share - non-GAAP, weighted-average shares outstanding, weighted average Series F units/redeemable stock and shares outstanding - non-GAAP, have been computed to give effect to the LLC conversion that occurred June 1, 2016 prior to our initial public offering.  In conjunction with the LLC Conversion, (a) all of our outstanding units automatically converted into shares of common stock, based on the relative rights of our pre-IPO equityholders as set forth in the limited liability company agreement and (b) we adopted and filed a certificate of incorporation with the Secretary of State of the state of Delaware and adopted bylaws. We filed an amended certificate of incorporation to effect a 1-for-5.5 reverse stock split of our common stock on June 1, 2016.

2) The weighted-average shares outstanding have been further adjusted to account for the redeemable Series F units (converted to common stock in conjunction with the LLC conversion), whose Put Right expired on June 20, 2016.  Prior to June 20, 2016, these units/shares of common stock were classified as redeemable members’/stockholders’ equity in the balance sheet, and as such, were not included in the weighted-average shares outstanding prior to June 20, 2016.  The Put Right expired June 20, 2016, and the shares were no longer redeemable and are included in shareholders’ equity as of September 30, 2016. The weighted-average shares are adjusted to include the redeemable common stock in the weighted-average shares outstanding for the entire period.

3)
Net loss - Non-GAAP excludes, among others, the effects of (1) loss from related party equity method investment, (2) stock based compensation expense, (3) intangible amortization, (4) corporate restructuring expenses, (5) acquisition related compensation expense, and (6) acquisition-related sales incentives, which have been recorded as contra revenue. Provision for income taxes excludes the impact of the conversion from a limited liability corporation to a corporation. Adjusted shares outstanding include Series F redeemable shares as if converted to common shares on January 1, 2015.